EXHIBIT 9(f)


                                PEGASUS FUNDS

                                (the "Trust")

                   SHAREHOLDER ADMINISTRATIVE SERVICES PLAN

INTRODUCTION

         The Trust has adopted this Shareholder Administrative Services Plan (the "Plan") in order to enable the Trust to bear certain shareholder service and administrative expenses relating to the Class A and Class B shares of beneficial interest ("Retail Shares") of the Trust's portfolios (collectively, the "Funds," individually, a "Fund") as set forth on Exhibit A hereto. Such Exhibit may be revised from time to time. The Plan is not to be adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act").

                  Section 1. The Trust shall pay to BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Administrator") a fee, computed daily and paid monthly in the manner set forth in the attached form of Servicing Agreement ("Servicing Agreement"), at the annual rate of .25% of the average daily net asset value of the particular class of Retail Shares held by financial institutions, securities dealers and other institutions ("Shareholder Servicing Agents") on behalf of their clients, or held by clients of such Shareholder Servicing Agents, for the support services ("Support Services") as set forth in the particular Service Agreement. The Administrator is authorized to execute and deliver written Service Agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees with Shareholder Servicing Agents of any of the Funds. The Administrator may pay one or more Shareholder Servicing Agents a fee in respect of Support Services. The Administrator shall determine the amounts to be paid to third parties and the basis on which such payments will be made. Payments to Shareholder Servicing Agents are subject to compliance by each such party with the terms of any Servicing Agreement between it and the Administrator. All expenses incurred by the Trust in connection with Servicing Agreements for a particular class or Fund shall be allocated entirely to that class or Fund, as appropriate. The fee allocated to each Fund or to a class of a Fund shall be the several (and not joint or joint and several) obligation of each such Fund.


                  Section 2. The Administrator shall monitor the arrangements pertaining to the Servicing Agreements with Shareholder Servicing Agents.



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                  Section 3. So long as this Plan is in effect, the
Administrator shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

                  Section 4. This Plan shall become effective with respect to a particular Fund upon the approval of the Plan (and the form of Servicing Agreement attached hereto) by a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" as defined in the Investment Company Act of 1940 (the "Act"), of the Trust and have no direct or indirect financial interest in the operation of this Plan or in any Servicing Agreements or other agreements related to this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (and form of Servicing Agreement).

                  Section 5. Unless sooner terminated, this Plan shall continue until June 30, 1997 and thereafter shall continue automatically for successive annual periods ending on the 30th of June, provided such continuance is approved at least annually in the manner set forth in Section 4.

                  Section 6. This Plan may be amended at any time by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

                  Section 7. This Plan is terminable at any time by vote of a majority of the Disinterested Trustees.

                  Section 8. While this Plan is in effect, the selection and nomination of those Trustees who are not "interested persons" (as defined in the Act) of the Trust shall be committed to the discretion of the Disinterested Trustees.

                  Section 9. The Trust has adopted this Shareholder Administrative Services Plan as of the effective date of the reorganization of the Prairie Family of Funds and The Woodward Funds.

                  Section 10. The obligations of Pegasus Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any series of shares in the Trust must look solely to the Trust property belonging to such series for the enforcement of any claims against the Trust.

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                                  EXHIBIT A


Class A shares and Class B shares only:
---------------------------------------

Growth Fund
International Equity Fund
Equity Index Fund
Growth and Value Fund
Intrinsic Value Fund
Mid-Cap Opportunity Fund
Equity Income Fund
Small-Cap Opportunity Fund
Bond Fund
Municipal Bond Fund
Short Bond Fund
Michigan Municipal Bond Fund
High Yield Bond Fund
Intermediate Municipal Bond Fund
Income Fund Intermediate Bond Fund
Managed Assets Balanced Fund
Managed Assets Conservative Fund
International Bond Fund
Managed Assets Growth Fund


Class A shares only:
--------------------

Money Market Fund
Treasury Money Market Fund
Tax-Exempt Money Market Fund
Michigan Tax-Exempt Money Market Fund

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                             SERVICING AGREEMENT
                  Under Non-12b-1 Shareholder Services Plan


BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services
3435 Stelzer Road
Columbus, OH  43219-3035

Ladies and Gentlemen:

                  We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services or to our clients ("Clients") who may from time to time own of record beneficially Class A or Class B shares of beneficial interest ("Retail Shares") in one or more of the portfolios offered by Pegasus Funds (collectively, the "Funds," individually, the "Fund"), as set forth on Appendix A.

                  The terms and conditions of this Servicing Agreement are as follows:

                           Section 1.  We agree to provide some or all of the
following support services to Clients who may from time to time beneficially own Retail Shares: (i) aggregating and processing purchase and redemption requests for Retail Shares from Clients and placing net purchase and redemption orders with Pegasus Funds' (the "Trust") distributor; (ii) providing Clients with a service that invests the assets of their accounts in Retail Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend payments from the Trust on behalf of Clients; (iv) providing information periodically to Clients showing their positions in Retail Shares; (v) arranging for bank wires; (vi) responding to Client inquiries relating to the services performed by us; (vii) providing subaccounting with respect to Retail Shares beneficially owned by Clients or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; and (ix) providing such other similar services as you may reasonably request to the extent we are permitted to do so under applicable statutes, rules or regulations. We will provide to Clients a schedule of any fees that we may charge to them relating to the investment of their assets in Retail Shares.

                           Section 2.  We will provide such office space and
equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

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                           Section 3.  Neither we nor any of our officers,
employees or agents are authorized to make any representations concerning the Trust or Retail Shares except those contained in the Trust's then current prospectuses for such shares, copies of which will be supplied by the Trust to us, or in such supplemental literature or advertising as may be authorized by you in writing.

                           Section 4.  For all purposes of this Agreement we
will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or you in any matter or in any respect. We agree to and do release, indemnify and hold you and the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by us or our officers, employees or agents regarding our responsibilities hereunder or the purchase, redemption, transfer or registration of Retail Shares by or on behalf of Clients. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

                           Section 5.  In consideration of the services and
facilities provided by us hereunder, you will pay to us, and we will accept as full payment therefor, a fee at the annual rate of .25 of 1% of the average daily net asset value of the Retail Shares owned of record or beneficially by Clients provided services by us hereunder (the "Clients' Retail Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Retail Shares will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Retail Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by you or the Trust, in either's sole discretion, at any time upon notice to us. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of Retail Shares, including the sale of such shares to us for the account of any Client or Clients.

                           Section 6.  Any person authorized to direct the
disposition of monies paid or payable pursuant to this Agreement will provide to the Trust's Board of Trustees, and the Trust's Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, we will furnish you or your designees with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

                           Section 7.  You may enter into other similar
Servicing Agreements with any other person or persons without our consent.

                           Section 8.  We represent, warrant and agree that:
(i) in no event will any of the services provided by us hereunder be primarily intended to result in the sale of any shares issued by the Trust; and (ii) the compensation payable to us hereunder, together with any other compensation we receive from Clients for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing our relationships with Clients.

                           Section 9.  This Agreement will become effective on
the date a fully executed copy of this Agreement is received by you or your designee. Unless sooner terminated, this Agreement will continue until June 30, 1997 and thereafter will continue automatically for successive annual periods ending on the 30th of June, provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 13 hereof. This Agreement is terminable, without penalty, at any time by you (which termination may be by vote of a majority of the Trust's Disinterested Trustees as defined in Section 13 hereof) or by us upon notice to the other party hereto.

                           Section 10.  All notices and other communications
to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to your address shown above for you or our address shown on Appendix A for us.

                           Section 11.  This Agreement will be construed in
accordance with the laws of the State of Illinois and is non-assignable by the parties hereto.

                           Section 12.  All persons dealing with the Trust
must look solely to its property for the enforcement of any claims against it, as neither the Trust's Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into or on its behalf.

                           Section 13.  This Agreement has been approved by
vote of a majority of (i) the Trust's Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust and have no direct or indirect financial interest in the operation of the Shareholder Administrative Services Plan adopted by the Trust regarding the provision of support services to the beneficial owners of Retail

Shares or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

                           Section 14.  The obligations of Pegasus Funds
entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any series of shares in the Trust must look solely to the Trust property belonging to such series for the enforcement of any claims against the Trust.


                  If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us at the address shown on Appendix A.

                                    Very truly yours,

                                    [Name of Shareholder Servicing
                                     Agent]


Date:________________               By:________________________________
                                       Authorized Officer



                                    Accepted and Agreed to:
                                    BISYS Fund Services Limited
                                     Partnership
                                    d/b/a BISYS Fund Services

Date:________________               By:________________________________
                                       Authorized Officer

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                                  APPENDIX A


                  Please check the appropriate boxes to indicate the shares of the Series of Pegasus Funds for which services will be provided under this Agreement.


Class A shares and Class B shares only:
---------------------------------------

/ /      Pegasus Growth Fund

/ /      Pegasus International Equity Fund

/ /      Pegasus Equity Index Fund

/ /      Pegasus Growth and Value Fund

/ /      Pegasus Intrinsic Value Fund

/ /      Pegasus Mid-Cap Opportunity Fund

/ /      Pegasus Equity Income Fund

/ /      Pegasus Small-Cap Opportunity Fund

/ /      Pegasus Bond Fund

/ /      Pegasus Municipal Bond Fund

/ /      Pegasus Short Bond Fund

/ /      Pegasus Michigan Municipal Bond Fund

/ /      Pegasus Intermediate Municipal Bond Fund

/ /      Pegasus High Yield Bond Fund

/ /      Pegasus Income Fund

/ /      Pegasus Intermediate Bond Fund

/ /      Pegasus Managed Assets Balanced Fund

/ /      Pegasus Managed Assets Conservative Fund

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/ /      Pegasus International Bond Fund

/ /      Pegasus Managed Assets Growth Fund


Class A shares only:
--------------------

/ /      Pegasus Money Market Fund

/ /      Pegasus Treasury Money Market Fund

/ /      Pegasus Tax-Exempt Money Market Fund

/ /      Pegasus Michigan Tax-Exempt Money Market Fund

/ / All notices to [insert Shareholder Servicing Agent's name] should be sent to _____________________________________________.